Exhibit 21
                      THERMOLASE CORPORATION SUBSIDIARIES
    As of November 19, 1998, the Registrant owned the following subsidiaries:


                                                       STATE OR
                                                       JURISDICTION OF    PERCENT OF
                      NAME                             INCORPORATION       OWNERSHIP
     Creative Beauty Innovations, Inc.                 Texas                  100
     The Greenhouse Spa, Inc.                          Pennsylvania           100
     ThermoLase England L.L.C.                         Delaware                50*
         ThermoLase UK Limited                         United Kingdom         100
     ThermoLase France L.L.C.                          Delaware                71*
         ThermoDess S.A.S.                             France                  71*
     ThermoLase International L.L.C.                   Delaware                35*
     ThermoLase Japan L.L.C.                           Wyoming                 50*
         Thira Japan, Inc.                             Japan                  100

* Joint Venture/Partnership